EXHIBIT 99.4

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D, relating to the shares of common stock, no par value per share, of DIRTT Environmental Solutions Ltd., an Alberta, Canada corporation, is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  December 6, 2023

726 BF LLC

By:	/s/ Shaun Noll
Name: Shaun Noll
Title: Chief Investment Officer and President

PETER BRIGER

By:	/s/ Shaun Noll
Name: Shaun Noll attorney-in-fact for Peter Briger

726 BC LLC

By:	/s/ Shaun Noll
Name: Shaun Noll
Title: Chief Investment Officer and President

MATTHEW BRIGER

By:	/s/ Shaun Noll
Name: Shaun Noll attorney-in-fact for Matthew Briger

SHAUN NOLL

By:	/s/ Shaun Noll
Name: Shaun Noll

WWT OPPORTUNITY #1 LLC

By:	/s/ Shaun Noll
Name: Shaun Noll Title: Managing Member